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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 2007

                              AMEDIA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

----------------------------- --------------------------- ----------------------
          Delaware                     0-22055                  11-3223672
----------------------------- --------------------------- ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)
----------------------------- --------------------------- ----------------------


                   2 CORBETT WAY, EATONTOWN, NEW JERSEY 07724
          (Address of principal executive offices, including Zip Code)

                                 (732) 440-1992
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

        At the request of Amedia Networks, Inc. (the "Company"), all of the holders of the Company's Senior Secured 8% Convertible Debentures due May 2008 (the "Debentures") agreed to amend the transaction agreements relating to the Debentures to subordinate their lien with respect to the Company's assets securing the amounts owed to them in connection with the Debentures in favor of any person(s) who agree to provide funds to the Company in an equity or debt transaction (hereafter, a "New Financing"). The amendment, which became effective as of October 31, 2007, provides that such subordination is limited to aggregate proceeds of $5.5 million is any New Financing. In addition, the holders agreed to waive all existing event of default under the transaction agreements relating to the Debentures. In consideration thereof, the Company reduced to $0.01 the conversion price of the Debentures. In connection therewith, the Company also agreed to pay the liquidated damages in shares of Common Stock at the per share rate of $0.015.

        The Company is currently attempting to raise on an immediate basis short term secured funding pending a long-term raise. However, any longer-term funding will require an increase in the number of shares of the Company's authorized and unissued common stock, which increase will require the consent of a majority of the Company's issued and outstanding Common Stock to be taken at a special meeting of the Company's stockholders. No assurance can be provided that the Company will be successful in raising any of the needed amounts or in obtaining the requisite stockholder consent.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT;

        In order to assist the Company in meeting its operating requirements pending the raise of additional capital in any New Financing, if any, on November 5, 2007 Mr. Mendez, the Chairman of the Company's board of directors advanced to the Company $75,000, which loan is evidenced by a demand note bearing interest at a per annum rate of 24%.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 DATED: NOVEMBER 8, 2007

                                        /s/ Frank Galuppo
                                        ----------------------------------------
                                        FRANK GALUPPO
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER